                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR FOURTH QUARTER FISCAL 2013

Fremont, CA (July 18, 2013) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth quarter and fiscal year ended May 31, 2013.

Total net sales were $3.3 million in the fourth quarter of fiscal 2013, flat with $3.3 million in the third quarter of fiscal 2013. Aehr Test reported a net loss of $0.9 million, or $0.08 per diluted share, in the fourth quarter of fiscal 2013. This compares to a net loss of $1.5 million, or $0.16 per diluted share, in the third quarter of fiscal 2013.

Net sales for fiscal year 2013 were $16.5 million, an increase of 6.2% compared with net sales of $15.5 million in fiscal 2012. Net loss for fiscal 2013 was $3.4 million, or $0.36 per diluted share, compared to a net loss of $3.4 million, or $0.38 per diluted share, in fiscal 2012. As of May 31, 2013, the Company's backlog was $9.1 million, compared with $7.3 million at May 31, 2012.

Commenting on the results of the fourth quarter of fiscal 2013, Gayn Erickson, President and CEO of Aehr Test Systems, said, "Sequentially our revenues were basically flat as we continued to experience the industry wide softness that has affected Aehr Test, along with other companies in the semiconductor test space, in the recent past. We were pleased however to have improved our bottom line quarter-over-quarter as a result of improved margins.

"We are continuing to make inroads in advancing our goal of growing our business with both new and existing customers. We are pleased to have announced in late May the first order for multiple production systems of our next generation FOXTM Semiconductor Test System from a leading manufacturer of flash memory devices," added Erickson. "This order is the first of what we believe will be multiple follow-on system orders as this customer ramps capacity worldwide. We currently expect to begin shipping our new FOX systems in the first half of calendar 2014. We are excited to see additional interest from several other customers who are looking at our












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Aehr Test Systems Reports Fourth Quarter Fiscal 2013 Results
July 18, 2013
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new FOX products for production functional test, wafer level burn-in and process monitor applications. We believe our new FOX wafer level burn-in and whole wafer functional test products will open up significantly greater market opportunities for Aehr Test."

Erickson continued, "During the quarter we also received over $4 million in follow-on orders for multiple FOX-1 Full Wafer Parallel Test Systems and WaferPak contactors from a leading manufacturer of semiconductor memory devices. These orders represent systems and WaferPak contactors with shipments through our third quarter of fiscal 2014.

"We continue to see an increase in interest globally for our ABTSTM and MAXTM burn-in and test systems which are designed to be a cost-effective solution for production and reliability screening of a wide range of ICs, especially for those who manufacture ICs for the automotive and mobility markets," said Erickson. "During the quarter we announced orders for these products from a top tier manufacturer of advanced logic ICs for embedded processing, digital signal processing, automotive and analog devices. In early June, we also announced that iST, a leading subcontract manufacturer of reliability and test services in Taiwan and China, has added to its capacity of systems from Aehr Test our new ABTS-Pi test system for testing devices with up to 70-80 Amps per device. We are able to provide a highly competitive test solution for end customers and subcontract manufacturers serving the growth opportunities in the automotive and mobility market segments."

Erickson concluded, "Overall, particularly given the headwinds we faced during much of fiscal 2013, we are pleased with the progress we made in advancing our business strategy to address new market segments and customers with our ABTS and FOX product lines. We believe we are well positioned to build further on this plan in fiscal 2014 as market conditions improve, particularly in our second half as our new FOX products are released and we begin shipments. Although our backlog exceeds $9 million, much of our backlog is focused on shipments later in our fiscal year. Therefore, revenue in our first quarter of fiscal 2014 is expected to be similar to that of the fourth quarter of fiscal 2013, although we do expect an improved bottom line. We are continuing to concentrate our efforts and R&D spending on addressing new customer and market opportunities, while at the same time we remain focused on managing costs in order to return to profitability to benefit our company and our shareholders."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, July 18, 2013 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter fiscal 2013 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any









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Aehr Test Systems Reports Fourth Quarter Fiscal 2013 Results
July 18, 2013
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necessary audio software.  A replay of the webcast will be available at
www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding projected future customer orders; expected release and shipping dates for Aehr Test's new FOX systems; future market conditions; and projected revenue for the first quarter of 2014. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general world economic conditions and events, the state of the semiconductor equipment market, our ability to maintain sufficient cash to support operations, acceptance by customers of our technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and our ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                       -Financial Tables to Follow-







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Aehr Test Systems Reports Fourth Quarter Fiscal 2013 Results
July 18, 2013
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                        Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                            Three Months Ended           Year Ended
                                      -----------------------------  ------------------
                                       May 31,   Feb 28,    May 31,   May 31,   May 31,
                                        2013      2013       2012      2013      2012
                                      --------  ---------  --------  --------  --------
Net sales                              $ 3,262   $ 3,340   $ 4,676   $ 16,488  $ 15,521
Cost of sales                            1,970     2,575     2,507      9,712     9,314
                                      --------  --------  --------   --------  --------
Gross profit                             1,292       765     2,169      6,776     6,207
                                      --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative    1,504     1,511     1,872      6,872     6,526
  Research and development                 634       685     1,134      3,211     4,188
                                      --------  --------  --------   --------  --------
    Total operating expenses             2,138     2,196     3,006     10,083    10,714
                                      --------  --------  --------   --------  --------
    Loss from operations                  (846)   (1,431)     (837)    (3,307)   (4,507)

Interest expense                            (6)      (18)       (4)       (49)       (4)
Gain on sale of long-term investment        --        --        --         --       990
Other income (expense), net                 10        (9)       64        (33)      117
                                      --------  --------  --------   --------  --------
    Loss before income tax
    expense (benefit)                     (842)   (1,458)     (777)    (3,389)   (3,404)

Income tax expense (benefit)                12        --         2         30       (15)
                                      --------  --------  --------   --------  --------
    Net loss                           $  (854)  $(1,458)  $  (779)  $ (3,419) $ (3,389)

Less: Net income attributable to the
        noncontrolling interest             --        --        --         --         1
                                      --------  --------  --------   --------  --------
Net loss attributable to Aehr Test
        Systems common shareholders    $  (854)  $(1,458)  $  (779)  $ (3,419) $ (3,390)
                                      ========  ========  ========   ========  ========

Net loss per share
    Basic                              $ (0.08)  $ (0.16)  $ (0.09)  $ (0.36)  $  (0.38)
    Diluted                            $ (0.08)  $ (0.16)  $ (0.09)  $ (0.36)  $  (0.38)

Shares used in per share calculations:
    Basic                               10,367     9,363     9,095      9,549     9,016
    Diluted                             10,367     9,363     9,095      9,549     9,016




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Aehr Test Systems Reports Fourth Quarter Fiscal 2013 Results
July 18, 2013
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                              Three Months Ended          Year Ended
                                          --------------------------  -----------------
                                         May 31,   Feb 28,   May 31,   May 31,  May 31,
                                          2013      2013      2012      2013     2012
                                         -------- -------- ---------  -------- --------
GAAP net loss                            $  (854) $(1,458) $  (779)   $(3,419) $(3,390)
Gain on sale of long-term investment1         --       --       --         --     (990)
Stock based compensation expense             174      201      190        601      709
                                         -------- -------- --------   -------- --------
Non-GAAP net loss                        $  (680) $(1,257) $  (589)   $(2,818) $(3,671)
                                         ======== ======== ========   ======== ========

GAAP net loss per diluted share          $ (0.08) $ (0.16) $ (0.09)   $ (0.36) $ (0.38)
                                         ======== ======== ========   ======== ========
Non-GAAP net loss per diluted share      $ (0.07) $ (0.13) $ (0.06)   $ (0.30) $ (0.41)
                                         ======== ======== ========   ======== ========
Shares used in diluted shares calculation 10,367    9,363    9,095      9,549    9,016
                                         ======== ======== ========   ======== ========


______________________________________________________________________


1 During the first quarter of fiscal 2012, the Company sold its long-term investment in ESA Electronics PTE Ltd., resulting in a gain of $990,000.

Non-GAAP net income (loss)is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income (loss) is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income (loss). This limitation is best addressed by using this measure in combination with net income (loss) (the most comparable GAAP measure).



                                      -more-








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Aehr Test Systems Reports Fourth Quarter Fiscal 2013 Results
July 18, 2013
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                             Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                    May 31,     Feb 28,     May 31,
                                                     2013        2013        2012
                                                   --------    --------    --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 2,324     $ 1,381     $ 2,073
  Accounts receivable, net                            2,632       1,570       2,588
  Inventories                                         5,369       5,722       6,070
  Prepaid expenses and other                            197         205         197
                                                   --------    --------    --------
      Total current assets                           10,522       8,878      10,928

Property and equipment, net                             301         378         510
Other assets                                            152         159         175
                                                   --------    --------    --------
      Total assets                                  $10,975     $ 9,415     $11,613
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $ 1,101     $ 1,215     $ 1,408
  Accounts payable                                    1,188       1,517       1,507
  Accrued expenses                                    1,440       1,554       1,385
  Deferred revenue, short-term                        1,972         238         508
                                                   --------    --------    --------
      Total current liabilities                       5,701       4,524       4,808

Income tax payable                                      109         115         125
Deferred lease commitment, net of current portion       103         122         179
Deferred revenue, long-term                              68         122          47
                                                   --------    --------    --------
     Total liabilities                                5,981       4,883       5,159

Aehr Test Systems Shareholders' equity                5,014       4,553       6,476
Noncontrolling interest                                 (20)        (21)        (22)
                                                   --------    --------    --------
      Total shareholders' equity                      4,994       4,532       6,454
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $10,975     $ 9,415     $11,613
                                                   ========    ========    ========








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